Exhibit 15.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-212767 on Form S-8 of our reports dated July 19, 2018, relating to the consolidated financial statements of Infosys Limited and its subsidiaries (“Infosys Limited” or “Group”), and the effectiveness of Infosys Limited’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Infosys Limited for the fiscal year ended March 31, 2018.

/s/ Deloitte Haskins & Sells LLP

Bengaluru, India

July 19, 2018